UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 25, 2017

UNITED INSURANCE HOLDINGS CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-35761	75-3241967
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 2nd Avenue S Saint Petersburg, FL	33701	(727) 895-7737
(Address of principal executive offices)	(Zip Code)	(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Discretionary Disclosure.

Board Committee Appointments

On May 8, 2017, the United Insurance Holdings Corp, (UIHC) Board of Directors approved the Corporate Governance and Nominating Committee's recommendations for the appointment of directors to the Board Committees as identified below.

Compensation
Kent Whittemore, Chairman
Alec Poitevint
Sherrill Hudson

Audit
Sherrill Hudson, Chairman
Patrick Maroney
Kern Davis, M.D.

Nominating & Corporate Governance
Kern Davis, M.D., Chairman
Kent Whittemore
Michael Hogan

Reinsurance
Gregory Branch, Chairman
John Forney
Daniel Peed

Finance & Investment
Alec Poitevint, Chairman
Bill Hood
Patrick Maroney

Marketing
Bill Hood, Chairman
Kern Davis, M.D.
Michael Hogan

The directors serving on the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee meet all legal requirements for service on their respective committees, including the required expertise and independence.

Shareholder Rights Agreement

On August 7, 2017, the UIHC Board retired the Shareholder Rights Agreement by unanimous vote. The Agreement was not set to expire until July 20, 2022.

Lead Director

On August 7, 2017, the UIHC Board appointed Alec Poitevint as Lead Director by unanimous vote. The independent directors of a U.S. public company board are required to meet, not only as part of the full board, but also separately and apart from management and non-independent directors. This action by the Board will provide additional leadership and organization to that process.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

UNITED INSURANCE HOLDINGS CORP.

By:    /s/ B. Bradford Martz
Name:     B. Bradford Martz
Title:     Chief Financial Officer
(principal financial officer)

Date: September 25, 2017